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                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF
                             POLYMEDICA CORPORATION


                                            STATE OR OTHER JURISDICTION OF
NAME                                        INCORPORATION OR ORGANIZATION
----                                        -----------------------------


PolyMedica Pharmaceuticals
(U.S.A.), Inc.                                       Massachusetts

PolyMedica Healthcare, Inc.                          Delaware

Liberty Medical Supply, Inc.                         Florida

PolyMedica Securities, Inc.                          Massachusetts

PolyMedica Holdings, Inc.                            Delaware

PolyMedica Industries UK, Ltd.                       England and Wales



                                 SUBSIDIARIES OF
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.


PolyMedica Pharmaceuticals
(Puerto Rico), Inc.                                  Delaware

PolyMedica Pharmaceuticals
Securities, Inc.                                     Massachusetts